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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2016 relating to the special purpose statement of assets contributed and liabilities assumed and special purpose statements of revenues and direct expenses of the Competitive Local Exchange Carrier Business of Windstream Holdings, Inc., which appears in Communications Sales & Leasing, Inc.'s Annual Report on Form 10-K for the period from April 24, 2015 to December 31, 2015. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
June 15, 2016

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM